Exhibit 99.1

                    SJW CORP. TO LIST ITS COMMON STOCK
                      ON THE NEW YORK STOCK EXCHANGE

        SAN JOSE, CA, October 28, 2005, SJW Corp. (AMEX:SJW) announced that it intends to transfer the listing of its common stock to the New York Stock Exchange. SJW Corp. anticipates that its shares will begin trading on the NYSE on November 14, 2005. The company's shares will continue to trade on the American Stock Exchange under the symbol "SJW" until its common stock has been accepted for listing on the New York Stock Exchange and its shares begin trading on such exchange.

        "The move to the New York Stock Exchange is an important event in the continued growth and development of SJW Corp.," said President and Chief Executive Officer Richard Roth. "We believe that the shareholders will benefit from the New York Stock Exchange's market through increased liquidity and decreased price volatility."

        "We are proud to welcome SJW Corp. to our family of listed Companies," said NYSE President & co-COO Cathy Kinney. "SJW
Corp. has become a leading source of water services and real estate interests in San Jose and surrounding areas."

        SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San
Jose Water Company, provides water service to a population of approximately one million people in San Jose and nearby communities.


This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Specifically, this press release contains forward-looking statements relating to the timing of listing and trading on the New York Stock Exchange and whether such listing and trading will occur at all. There is no assurance that the listing and trading will be accomplished as anticipated. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.